PREMIER PNEUMATICS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(UNAUDITED)
(IN THOUSANDS)

CURRENT ASSETS

CASH & CASH EQUIVALENTS	$2,436
ACCOUNTS RECEIVABLE, NET	2,354
INVENTORIES, NET	1,287
NOTE RECEIVABLE FROM STOCKHOLDER	519
PREPAID EXPENSES	53

TOTAL CURRENT ASSETS	6,649

PROPERTY, PLANT AND EQUIPMENT, NET	3,144

TOTAL ASSETS	$9,793

LIABILITIES AND STOCKHOLDER’S EQUITY

ACCOUNTS PAYABLE	$848
ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES	3,776

TOTAL CURRENT LIABILITIES	4,624

STOCKHOLDER’S EQUITY
COMMON STOCK	300
ADDITIONAL PAID IN CAPITAL	159
RETAINED EARNINGS	4,710

TOTAL STOCKHOLDER’S EQUITY	5,169

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$9,793

SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)
(IN THOUSANDS)

	2006	2005
REVENUES	$16,380	$12,789

COST OF REVENUES	10,465	8,400

GROSS PROFIT	5,915	4,389

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,185	3,180

OPERATING INCOME	1,730	1,209

INTEREST (INCOME) EXPENSE, NET	(49)	8

NET INCOME	$1,779	$1,201

SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)
(IN THOUSANDS)

	2006	2005
OPERATING ACTIVITIES:
NET INCOME	$1,779	$1,201
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED IN ) OPERATING ACTIVITIES:
DEPRECATION AND AMORTIZATION	319	323
CHANGES IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE, NET	269	(5)
INVENTORIES, NET	(275)	(726)
PREPAID EXPENSES	(16)	(9)
ACCOUNTS PAYABLE	81	291
ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES	1,160	1,330

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,317	2,405
INVESTING ACTIVITIES:
CAPITAL EXPENDITURES	(145)	(132)
COLLECTION OF NOTE RECEIVABLE FROM STOCKHOLDER	272	250

NET CASH PROVIDED BY INVESTING ACTIVITIES	127	118

FINANCING ACTIVITIES:
PRINCIPAL PAYMENTS ON LONG-TERM DEBT	(1,976)	(110)
DISTRIBUTIONS TO STOCKHOLDER	(1,220)	(700)

NET CASH USED IN FINANCING ACTIVITIES	(3,196)	(810)

NET INCREASE IN CASH AND CASH EQUIVALENTS	248	1,713

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	2,188	2,001

END OF PERIOD	$2,436	$3,714

SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
Notes to Unaudited Consolidated Financial Statements
September 30, 2006
(Unaudited)
1. ORGANIZATION AND BASIS OF PRESENTATION
NATURE OF BUSINESS
Premier Pneumatics, Inc. and subsidiary (“Premier”) manufacture pneumatic conveying components and design complete materials handling systems. Premier’s customers range in size from individually owned firms to many Fortune 500 companies. These companies are involved in industries such as plastics, food, chemicals and mineral processing. Sales are generally concentrated in the United States of America, although the Company does have export sales throughout the world.
BASIS OF PRESENTATION
The unaudited consolidated financial statements include the financial statements of Premier Pneumatics, Inc. and its wholly-owned subsidiary, Mariposa Group, LLC. All intercompany transactions have been eliminated.
INTERIM FINANCIAL INFORMATION
The unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and, in management’s opinion, include all adjustments necessary for a fair presentation of results for the periods presented.
USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
ACQUISITION OF PREMIER PNEUMATICS, INC. BY K-TRON INTERNATIONAL, INC.
On October 5, 2006, K-Tron International, Inc. (“K-Tron”), through its indirect, wholly-owned subsidiary Premier Pneumatics, Inc., a Delaware corporation (“Acquisition Co.”), acquired all of the outstanding capital stock (the “Premier Stock”) of Premier Pneumatics, Inc., a Kansas corporation (“Premier”), from the shareholder (“Shareholder”) of Premier. The acquisition of the Premier Stock was made pursuant to a Stock Purchase Agreement (the “Premier Stock Purchase Agreement”) by and among Acquisition Co. and the Shareholder.
The purchase price paid to the Shareholder on October 5, 2006 for the acquisition of the Premier Stock was $27.565 million. The Shareholder expects to pay K-Tron an estimated post-closing adjustment of $111 thousand based on Premier’s net working capital on the closing date.